Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:	R. Jordan Gates Bradley S. Powell
President and Chief Operating Officer    Senior Vice President and Chief Financial Officer
(206) 674-3427     (206) 674-3412
FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS FIRST QUARTER 2015 EPS OF $0.55 PER SHARE 1
SEATTLE, WASHINGTON - May 6, 2015, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings attributable to shareholders of $106,704,000 for the first quarter of 2015, as compared with $83,824,000 for the same quarter of 2014, an increase of 27%. Net revenues2 for the first quarter of 2015 increased 14% to $529,486,000 as compared with $464,586,000 for the same quarter in 2014. Total revenues and operating income were $1,677,526,000 and $168,883,000 in the first quarter of 2015, as compared with $1,491,645,000 and $135,203,000 for the same quarter of 2014, increases of 12% and 25%, respectively. Diluted net earnings attributable to shareholders per share for the first quarter were $0.55, as compared with $0.42 for the same quarter in 2014, an increase of 31%.
“The 2015 first quarter saw ocean and airfreight volume increases of 12% and 13%, respectively, with total net revenues increasing 14%. While there was some degree of unquantifiable benefit to airfreight volumes that we attribute to a combination of last year's West Coast labor dispute backlogs and the timing of Chinese New Year, we thought it noteworthy that ocean volumes still showed strong, double digit growth,” commented Bradley S. Powell, Senior Vice President and Chief Financial Officer. “We also benefited from our ability to leverage our operating expenses. Our efficiency and productivity this quarter, as measured by our operating income as a percentage of net revenue ratio, grew to 32%. Being able to absorb this growth without a corresponding increase in overhead costs resulted in a 25% increase in our operating income, the highest year-over-year quarterly increase in nearly four years,” Powell went on to say.

“We were both encouraged and, quite frankly, more than pleasantly surprised by the strength of these results. It’s always great to have ‘one of those quarters’ where everything seems to be firing on all cylinders and it’s particularly good when that occurs during the first quarter. This has created a solid foundation for us to move forward into 2015,” said Jeffrey S. Musser, President and Chief Executive Officer. “March was the most profitable month in the history of the company. We do understand that we will have stiffer comparables the last half of the year than we experienced in the 2015 first quarter. We are also aware of the continuing, and we believe warranted, concerns about the global economy. Despite these factors, we remain committed to our objective of returning the company to sustainable double digit growth. To that end, we remain focused on implementing our strategic initiatives. Technically speaking, these programs weren’t fully in effect during the first quarter as we were still completing our roll-out. We believe, however, that the increased focus and collaboration that were a by-product of developing and rolling out our strategic initiatives created synergies that showed up in our results. Our people executed impeccably during the first quarter and we’re grateful to them for their outstanding efforts. They have always been our most valuable assets and are the ones who truly differentiate Expeditors. Finally, we would also point out that the cumulative effect of returning capital to our shareholders through stock re-purchases contributed to a very healthy year-over-year growth in earnings per share of 31%,” Musser concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 185 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
First Quarter 2015 Earnings Release, May 6, 2015
Financial Highlights for the Three months ended March 31, 2015 and 2014 (Unaudited)
(in 000's of US dollars except share data)

	Three months ended March 31,
	2015	2014	% Change
Revenues	$1,677,526	$1,491,645	12%
Net revenues[1]	$529,486	$464,586	14%
Operating income	$168,883	$135,203	25%
Net earnings attributable to shareholders	$106,704	$83,824	27%
Diluted earnings attributable to shareholders per share	$0.55	$0.42	31%
Basic earnings attributable to shareholders per share	$0.56	$0.42	33%
Diluted weighted average shares outstanding	192,707,093	201,843,858
Basic weighted average shares outstanding	191,627,750	201,118,390
_______________________
1Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
During the three-month period ended March 31, 2015, the Company repurchased 535,476 shares of common stock, net of issuances.

	Employee headcount as of March 31,
	2015	2014
North America	5,399	4,926
Europe	2,552	2,273
North Asia	2,476	2,540
Middle East, Africa and India	1,369	1,353
South Asia	1,289	1,287
Latin America	784	713
Information Systems	705	645
Corporate	308	280
Total	14,882	14,017

	Year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2015
January	13%	8%
February	18%	42%
March	9%	(6)%
Quarter	13%	12%
_______________________
Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 8, 2015 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about May 15, 2015.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on benefits to airfreight volumes that we attribute to a combination of the recent West Coast labor dispute backlogs, condition of the global economy, ability to achieve sustainable double digit growth, ability to achieve benefits from new strategies and organization structure and ability to achieve strategic goals. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy and fuel prices, political changes, foreign exchange rates, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$1,033,144	$927,107
Short-term investments	61	40,336
Accounts receivable, net	1,253,639	1,236,042
Deferred Federal and state income taxes	20,402	20,279
Other current assets	44,914	65,486
Total current assets	2,352,160	2,289,250
Property and equipment, net	528,988	538,415
Goodwill	7,927	7,927
Other assets, net	54,703	55,313
	$2,943,778	$2,890,905
Liabilities and Equity
Current Liabilities:
Accounts payable	749,246	770,238
Accrued expenses, primarily salaries and related costs	203,810	192,468
Federal, state and foreign income taxes	26,163	21,077
Total current liabilities	979,219	983,783
Deferred Federal and state income taxes	37,028	35,514

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding 191,120,214 shares at March 31, 2015 and 191,655,690 shares at December 31, 2014	1,911	1,916
Additional paid-in capital	5,241	1,113
Retained earnings	1,974,830	1,903,196
Accumulated other comprehensive loss	(57,091)	(37,817)
Total shareholders’ equity	1,924,891	1,868,408
Noncontrolling interest	2,640	3,200
Total equity	1,927,531	1,871,608
	$2,943,778	$2,890,905

06-May-2015	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended
	March 31,
	2015	2014
Revenues:
Airfreight services	$707,444	$647,138
Ocean freight and ocean services	565,717	469,224
Customs brokerage and other services	404,365	375,283
Total revenues	1,677,526	1,491,645
Operating Expenses:
Airfreight services	513,001	482,882
Ocean freight and ocean services	445,456	367,375
Customs brokerage and other services	189,583	176,802
Salaries and related costs	278,878	255,942
Rent and occupancy costs	25,388	25,162
Depreciation and amortization	11,529	12,382
Selling and promotion	9,247	8,173
Other	35,561	27,724
Total operating expenses	1,508,643	1,356,442
Operating income	168,883	135,203
Other Income (Expense):
Interest income	2,732	2,697
Other, net	34	(281)
Other income, net	2,766	2,416
Earnings before income taxes	171,649	137,619
Income tax expense	64,317	53,424
Net earnings	107,332	84,195
Less net earnings attributable to the noncontrolling interest	628	371
Net earnings attributable to shareholders	$106,704	$83,824
Diluted earnings attributable to shareholders per share	$0.55	$0.42
Basic earnings attributable to shareholders per share	$0.56	$0.42
Weighted average diluted shares outstanding	192,707,093	201,843,858
Weighted average basic shares outstanding	191,627,750	201,118,390

06-May-2015	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2015	2014
Operating Activities:
Net earnings	$107,332	$84,195
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses (recoveries) on accounts receivable	277	(1,115)
Deferred income tax expense	11,937	7,194
Excess tax benefits from stock plans	(1,480)	(489)
Stock compensation expense	9,907	10,294
Depreciation and amortization	11,529	12,382
Other	86	138
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(46,790)	12,228
Increase in accounts payable and accrued expenses	14,895	29,546
Increase in income taxes payable, net	23,132	18,205
Decrease in other current assets	3,569	1,279
Net cash from operating activities	134,394	173,857
Investing Activities:
Decrease (increase) in short-term investments, net	40,274	(60,154)
Purchase of property and equipment	(9,445)	(8,760)
Other, net	198	1,670
Net cash from investing activities	31,027	(67,244)
Financing Activities:
Proceeds from issuance of common stock	35,048	7,892
Repurchases of common stock	(77,368)	(226,725)
Excess tax benefits from stock plans	1,480	489
Distribution to noncontrolling interest	(857)	(85)
Net cash from financing activities	(41,697)	(218,429)
Effect of exchange rate changes on cash and cash equivalents	(17,687)	(4,790)
Increase (decrease) in cash and cash equivalents	106,037	(116,606)
Cash and cash equivalents at beginning of period	927,107	1,247,652
Cash and cash equivalents at end of period	$1,033,144	$1,131,046
Taxes paid:
Income taxes	$28,261	$27,496

06-May-2015	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended March 31, 2015:
Revenues from unaffiliated customers	$444,181	54,794	24,081	645,444	181,381	242,086	85,559	—	1,677,526
Transfers between geographic areas	27,675	2,814	4,777	5,697	5,915	9,637	5,067	(61,582)	—
Total revenues	$471,856	57,608	28,858	651,141	187,296	251,723	90,626	(61,582)	1,677,526
Net revenues	$219,603	30,678	16,559	117,405	42,200	75,888	27,153	—	529,486
Operating income	$59,181	11,091	5,356	57,056	13,880	15,071	7,248	—	168,883
Identifiable assets	$1,451,103	109,180	57,232	541,983	143,910	430,338	198,954	11,078	2,943,778
Capital expenditures	$6,325	288	617	290	319	1,148	458	—	9,445
Depreciation and amortization	$7,393	292	268	1,399	530	1,246	401	—	11,529
Equity	$1,182,808	58,998	34,604	306,775	106,139	154,343	120,086	(36,222)	1,927,531
Three months ended March 31, 2014:
Revenues from unaffiliated customers	$400,739	51,584	20,629	568,689	140,743	233,683	75,578	—	1,491,645
Transfers between geographic areas	20,011	2,375	5,204	5,417	6,550	9,319	4,542	(53,418)	—
Total revenues	$420,750	53,959	25,833	574,106	147,293	243,002	80,120	(53,418)	1,491,645
Net revenues	$192,082	26,161	15,357	93,394	39,093	74,331	24,168	—	464,586
Operating income	$51,898	8,375	4,859	40,054	12,470	11,642	5,905	—	135,203
Identifiable assets	$1,437,768	105,070	61,503	545,148	151,184	437,857	183,288	3,686	2,925,504
Capital expenditures	$3,928	264	301	2,660	456	866	285	—	8,760
Depreciation and amortization	$7,852	280	212	1,502	596	1,507	433	—	12,382
Equity	$1,151,455	69,702	32,017	333,871	112,090	188,354	108,009	(35,484)	1,960,014

06-May-2015	Expeditors International of Washington, Inc.	Page 6 of 7

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenue is one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended
	March 31,
(in thousands)	2015	2014
Total revenues	$1,677,526	$1,491,645
Expenses:
Airfreight services	513,001	482,882
Ocean freight and ocean services	445,456	367,375
Customs brokerage and other services	189,583	176,802
Net revenues	$529,486	$464,586

06-May-2015	Expeditors International of Washington, Inc.	Page 7 of 7